Exhibit B
                                                           ---------




                             INFORMATION WITH RESPECT TO
                           EXECUTIVE OFFICERS AND DIRECTORS
                         ROCKEFELLER FINANCIAL SERVICES, INC.
                ------------------------------------------------------

                                        POSITION WITH        PRINCIPAL
                                         ROCKEFELLER      OCCUPATION AND
                                     FINANCIAL SERVICES,     PLACE OF
                 NAME                        INC.            BUSINESS
                 ----                -------------------  --------------
           1.  Rockefeller, Jr.,       Chairman of the      Chairman of
                 David                Board, President,     the Board,
                                       Chief Executive      President,
                                        Officer and a          Chief
                                           Director          Executive
                                                           Officer and a
                                                            Director of
                                                           RFS; Director
                                                             of R&Co.


           2.  Strawbridge, David       Secretary and          Vice
                 A.                     General Counsel      President,
                                                           Secretary and
                                                              General
                                                            Counsel of
                                                               R&Co.

           3.  Leyden, John Thomas     Vice President -   Vice President
                                         Finance and       - Finance and
                                          Treasurer        Treasurer of
                                                               R&Co.


           4.  Terry, Charles D.         Director of        Director of
                                         Philanthropy      Philanthropy
                                                              of RFS


           5.  Cabot, Walter Mason         Director       Senior advisor
                                                          with Standish,
                                                            Ayer & Wood

           6.  Campbell, Colin             Director        President of
                 Goetze                                     Rockefeller
                                                           Brothers Fund


           7.  Caulkins, Abby              Director         Director of
                 O'Neill                                   R&Co. and RFS

           8.  Crisp, Peter O.       Vice Chairman and a   Vice Chairman
                                           Director       and a Director
                                                              of RFS


           9. Flaherty, Pamela             Director         Director of
                Potter                                     R&Co. and RFS;
                                                           Executive of
                                                             Citicorp

           10. Grant, Laird I.             Director            Chief
                                                             Executive
                                                             Officer,
                                                           President and
                                                            Director of
                                                           R&Co.; Chief
                                                             Executive
                                                            Officer and
                                                            Director of
                                                                The
                                                            Rockefeller
                                                           Trust Company


           11. O'Neill, Abby Milton  Vice Chairman and a    Director of
                                           Director       R&Co. and RFS;
                                                            Trustee of
                                                           Massachusetts
                                                             Financial
                                                             Services
                                                              Company


           12. Rockefeller, David          Director         Director of
                                                           R&Co. and RFS


           13. Rockefeller, Mark F.        Director         Director of
                                                           R&Co. and RFS


           14. Rockefeller, Peter          Director         Director of
                 Clark                                     R&Co. and RFS;
                                                          Vice President of
                                                          Donaldson Lufkin &
                                                         Jenrette Securities
                                                                 Corp.


           15. Rockefeller, Richard        Director         Director of
                 Gilder                                    R&Co and RFS;
                                                           Self-employed
                                                            in medical
                                                              family
                                                             practice
                                                             business


           16. Rockefeller, Rodman         Director         Director of
                 C.                                        R&Co. and RFS;
                                                            Chairman of
                                                             Pocantico
                                                            Associates,
                                                               Inc.

           17. Smith, Elizabeth W.         Director         Director of
                                                          R&Co. and RFS;
                                                            Senior Vice
                                                           President of
                                                            Sotheby's,
                                                               Inc.

           18. Williams, Joseph            Director         Director of
                 Dalton                                    R&Co. and RFS